Exhibit 3.60

OREGON

ARTICLES OF INCORPORATION

OF

TERRY INDUSTRIES OF OREGON, INC.

* * * * *

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Oregon Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is

TERRY INDUSTRIES OF OREGON, INC.

ARTICLE TWO

The period of existence of the corporation shall be perpetual.

ARTICLE THREE

The purpose or purposes for which the corporation is organized are:  To design, manufacture, assemble, fabricate, produce, import, receive, lease as leasee, or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber, sell, assign, lease as lessor, distribute, export and generally trade and deal in and with, at wholesale or retail, as principal, agent or other, mobile homes, travel trailers and allied products.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is two hundred fifty (250) shares of the par value of One Hundred Dollars ($100.00) each.

ARTICLE FIVE

The address of the initial registered office of the corporation is 800 Pacific Bldg., Portland, Oregon 97204 and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SIX

The number of directors of the corporation may be fixed by the by-laws, but shall not be less than three (3), except that in cases where all shares of a corporation are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders.

The number of directors constituting the initial board of directors is Four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

NAMES	ADDRESSES

JOHN C. CREAN	3196 Myers Street Riverside, California

DALE T. SKINNER	3196 Myers Street Riverside, California

WILLIAM W. WEIDE	3196 Myers Street Riverside, California

DONNA S. CREAN	3196 Myers Street Riverside, California

ARTICLE SEVEN

The names and addresses of the incorporators are:

NAMES	ADDRESSES

SHELDON KASOWER	510 South Spring Street Los Angeles, California 90013

GERALD R. SMITH	510 South Spring Street Los Angeles, California 90013

ARTICLE EIGHT

Each shareholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

Directors are to have the power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors.

IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of September, 1968.

/s/ Sheldon Kasower
Sheldon Kasower

/s/ Gerald R. Smith
Gerald R. Smith

STATE OF CALIFORNIA	)
) SS.
COUNTY OF LOS ANGELES	)

I, G. S. BROWN, a notary public do hereby certify that on this 14th day of September, 1968, personally appeared before me, SHELDON KASOWER and GERALD R. SMITH, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ G.S. Brown
Notary Public

(Notarial Seal)

My commission expires:  April 18, 1970